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                                                                    EXHIBIT 10.3

                AMENDED AND RESTATED PROGRAM SUPPLEMENT NUMBER I
                                       TO
                       MASTER PRODUCT FINANCING AGREEMENT

                       (Strategic Alliance Lease Program)

     This Amended and Restated Program Supplement Number 1 ("Restated
                                                           ----------
Supplement") is entered into between Hologic Inc., ("Seller") and Sanwa Business
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Credit Corporation ("Buyer"), effective as of April 15, 1998. This Restated
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Supplement is made pursuant to, and shall constitute additional terms and conditions to that certain Master Product Financing Agreement ("Master
                                                              --------
Agreement") dated September 25, 1996, between Buyer and Seller. This Restated
-----------
Supplement entirely replaces and supersedes Program Supplement Number 1 dated September 25, 1996. The terms of this Restated Supplement are incorporated into the Master Agreement as if set forth in full, and the terms of this Restated Supplement will, with respect to the Program identified below ("Program"),
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supersede and control over any conflicting terms of the Master Agreement and the original Supplement. Capitalized terms used herein shall have the same meanings given in the Master Agreement.

Program Designation: Strategic Alliance Lease Program
---------------------

Program Applicable to:
----------------------

     Equipment Model/Configuration;

          QDR4500C Acclaim Series (Model C) ["QDR 4500C"]
                                             -------------

          Model QDR1000 Plus Series ["QDR1000"]
                                    -----------

     Contract Summary:

          Term: 60 months

          Non-refundable deposit: $5,000 for Model QDR4500C; $3,000 for Model QDR1000

          Free initial scans (during trial period): 100

          Fee per scan (in excess of free scans during trial period and for all scans after trial period): $50.00

          Trial period: 6 months

          Cancellation by Obligor: At any time during trial period; no fee; deposit retained.

          Conversion options (exercisable by Obligor):

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               (1) Purchase Equipment for not less than Investment Balance
               [NOTE: IN CERTAIN INSTANCES, AN OBLIGOR MAY PURCHASE QDR1000 EQUIPMENT FOR LESS THAN THE INVESTMENT BALANCE. SELLER AGREES THAT IN CONNECTION WITH SUCH PURCHASES; IT WILL IMMEDIATELY PAY
                                                       -----------------------
               THE DIFFERENCE BETWEEN THE OBLIGOR'S PURCHASE PRICE AND THE
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               INVESTMENT BALANCE TO BUYER. ]
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               (2) Convert to fixed monthly payment for term, with nominal purchase option ($1,750.00 minimum monthly rental amount for Model QDR 4500C; $1,500.00 minimum monthly rental amount for Model QDR 1000)

               (3) Convert to fixed monthly payment for term, with fair market value purchase option ($1,500.00 minimum monthly rental amount for Model QDR 4500C; $1,250.00 minimum monthly rental amount for Model QDR1000)

          Cancellation by Seller: Permitted after trial period, but prior to conversion, if billable scans are less than 35 per one month period for Model QDR4500C or less than 30 per one month period for Model QDR 1000, and Obligor does not make rental payment of the minimum monthly rental amount for such month.

          All specified minimums may be adjusted by mutual agreement of Buyer and Seller.

Fair Market Value Purchase Price for Equipment/Contracts Covered by Program:
----------------------------------------------------------------------------

     QDR4500C:  $70,000.00 per unit

     QDR1000:  $56,000.00 per unit

Attributed Rent for Equipment/Contracts Covered by Program:
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     Model QDR 4500C: $5,000.00 non-refundable deposit (paid at closing); $0.00 months 1 - 6; $1,500.00 months 7-60.

     Model QDR 1000: $3,000.00 non-refundable deposit (paid at closing); $0.00 months 1-6; $1,250.00 months 7-60.

As-Placed Investment Schedule:
------------------------------

     Model QDR 4500C

     Model QDR 1000


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Residual Investment:
--------------------

     Model QDR 4500C $17,500.00 per unit

     Model QDR 1000 $5,600.00 per unit

Additional/Superseding Provisions Applicable to Program:
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     1 .  Additional Definitions.
          -----------------------

          "Excess Rentals" has the meaning given in this Supplement. (Excess rentals are for the account of Hologic).

          "Fee Per Scan Contract" means any Contract purchased pursuant to this Restated Supplement under which the Obligor has not exercised a conversion option consistent with the Contract Summary section of this Restated Supplement.

          "Non-Performing Contract" means a Fee Per Scan Contract under which the average amount of Rent due over any three (3) month period occurring after the trial period is less than $1,750.00 per month for Model QDR4500C or less than $1,500.00 per month for Model QDR1000.

          "Off-Lease" has the meaning given in this Restated Supplement.

          "Remarket" or "Remarketing" has the meaning given in this Restated

           Supplement.

          "Remarketing Proceeds" has the meaning given in this Restated

           Supplement.

     2.   Additional Eligibility Provisions. The following additional
          ---------------------------------
          requirements apply with respect to the Contracts, Payments and Equipment subject to this Program.

          Contract Provisions. The Contract [is in the form of Exhibit A hereto,
          -------------------
     has not been modified or amended from such form, and] unconditionally provides that:

          1 . The terms of the Contract conform to the terms specified in the Contract Summary section of this Restated Supplement;

          2. All taxes, governmental charges, fines and fees will be paid by the Obligor;

          3. The Obligor will maintain casualty and theft insurance with respect to the Equipment in an amount not less than the greater of the replacement cost of or Investment Balance of such Equipment. The insurance will either be separate policies that name Hologic and its assignees as loss payee or be blanket policies sufficient to cover the Equipment.


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     3.  Fee Per Scan Information.  Hologic agrees to provide SBCC with meter
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     counts and information upon which billings may be rendered for Fee Per Scan
     Contracts. Hologic acknowledges that SBCC may rely upon such information in billing for and allocating Payments due under Fee Per Scan Contracts. SBCC may use whatever means as are available to it to obtain and verify such information if not so provided by Hologic, and Hologic will reimburse SBCC for all costs and expenses incurred in connection therewith.

     4.  Non-Performing and Terminated Contracts, Repositioning. If a Contract
         --------------------------------------------------------
     becomes a Non-Performing Contract or the Contract is terminated prior to its initial scheduled term (but not terminated in connection with a prepayment in full or conversion to a Converted Contract) and upon Buyer's request or at Seller's option, with Buyer's consent (which will not be unreasonably withheld), Seller will "Reposition" the Equipment
                                         ------------
     covered by the Contract by (i) recovering possession of the Equipment and
     (ii) attempting to place such Equipment with a different lessee, user or purchaser in the same manner as if the Seller were Remarketing the Equipment under paragraph 5 of this Restated Supplement. Upon Seller's successful Repositioning of Equipment, any resulting lease or rental contract will constitute a replacement for the Contract originally relating to the Equipment and any payments under the new contract will be treated and applied as Payments with respect to the Equipment (any payments in excess of the applicable Attributed Rentals will however, be applied first against any future Attributed Rentals for which there is no corresponding required payment under the replacement contract). Upon the successful Repositioning of any Equipment by sale, the proceeds of such sale will be applied in an inverse order of maturity against the unpaid Investment Balance for the Equipment.

     5.  Remarketing. The following provisions will apply with respect to
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     Contracts and Equipment covered by this Restated Supplement:

               (a) Appointment, Priority.  Buyer hereby appoints Seller as its
                   ---------------------
         agent, to Remarket Equipment covered by this Restated Supplement for a term commencing with the date of this Restated Supplement and continuing until each item of Equipment subject to Remarketing is sold to the then Obligor or other end user, and the provisions of this Section will apply with respect to the Remarketing of Equipment during such term. The terms "Remarket" or "Remarketing" as used herein will
                              ----------    -------------
         mean the re-lease, rental, lease and sale of Equipment as provided in this Section 3, on prices, terms and conditions acceptable to Buyer. Seller shall use its best efforts to Remarket Equipment. No priority is required to be given by Seller to Remarket Equipment owned by Buyer, but Seller shall not discriminate against Buyer in favor of any new or used equipment or upgrades owned managed or remarketed by Seller. Seller will not replace any Equipment owned by Buyer with Equipment owned by Seller or any other third party that performs, substantially the same functions as Buyer's Equipment (e.g. no "like for like" replacements).


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                (b) Off-Lease Equipment, Duties. At such time as the
                    ---------------------------
          Contract or-other agreement covering any item of equipment covered by this Restated Supplement ceases to be subject to a Contract, renewal or extension. of a Contract or a rental or lease agreement, the Equipment covered by such Contract or agreement will be deemed "Off-Lease" and Seller will diligently perform the following Remarketing services with respect to each such item of Equipment:

                    (i) Take possession of Off-Lease Equipment as it
                becomes Off-Lease and exercise such of the lessor's remedies under the appropriate Contract as Buyer may request.

                    (ii) Transport, store, refurbish, perform such service and repairs as necessary to place the Equipment in proper working order, and otherwise perform such duties as set forth in Section 3(d);

                    (iii) Certify the Equipment to the Remarketing lessee or
                purchaser for inclusion under the Equipment manufacturer's standard maintenance policy;

                    (iv) Seek new rental customers or purchasers for the
                Equipment (including, but not limited to, arranging for the transportation, storage, maintenance and installation of the Equipment, and making available to any Obligor or such operating and other software, service, and maintenance, spare parts, and training as necessary).

                (c)  Reporting. Seller will provide periodic market reports to
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          Buyer, which will be prepared to the best of Seller's knowledge and will show summaries of market information for goods comparable to any Equipment which were offered, represented, sold or brokered by Seller during the previous period, including average sale price information by model and the number of units held for disposition and number of units actually disposed of in such period. Seller also will provide to Buyer, for any month in which Seller Remarkets Equipment, a monthly Remarketing report, which will cover in detail (i) a listing of Equipment which became Off-Lease Equipment and Equipment which was Remarketed during the prior month, and (ii) an inventory description showing as of the last day of the prior month, the number of and model(s) of all units of Off-Lease Equipment covered by this Restated Supplement.

                (d) Removal, Refurbishing. Seller's refurbishment duties
                    ---------------------
          hereunder a duty to return the Equipment to an attractive shall include, but are not limited to, appearance suitable for Remarketing, and a duty to cause such Equipment to perform in accordance with applicable product and certification specifications for new equipment of the same model. Seller shall update all Equipment subject to

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          Remarketing to incorporate changes or new version releases of software and/or microcode which affects the Equipment's value, compatibility, performance, ability to be upgraded, or ability to accept interchangeable parts. Seller shall also provide all engineering changes made to substantially all other equipment of the same model for which Buyer shall not pay greater charges than Seller's reasonable and customary charges for any such services and products for equipment similar to the Equipment and for customers similar to Obligors. Seller shall refurbish Off-Lease Equipment on a schedule sufficient to make items of refurbished Equipment available to satisfy orders for Equipment of the same type as the same are received by Buyer or Seller. Upon the re-lease of Off-Lease Equipment, Seller shall install, or cause to be installed, such Equipment at the Obligor's place of business. Hologic's total costs to refurbish/remarket, the Equipment is limited to what's recoverable to Hologic.

                (e) Terms of Remarketing. Any proposed Remarketing of Equipment
                    --------------------
          will be with parties and upon terms (including but not limited to price or rental term) and conditions satisfactory to Buyer in its discretion. Prior to any proposed Remarketing, Seller will transmit to Buyer for approval:

                    (i) The identity of those prospective lessees, users or
                purchasers who are considered reasonable prospects to lease or purchase Equipment, setting forth the name (and address if reasonably available) of each such party;

                    (ii) A copy of each proposed lease, renewal, extension or
                contract for the sale of the Equipment, as the case may be, together with a copy of any other agreement that may exist or be under consideration between Seller and each proposed lessee, user or purchaser, as the case may be, relating to the Equipment or the leasing or sale thereof; and

                    (iii) Sufficient credit information (as may be reasonably requested by Buyer and which can be reasonably provided by Seller) with respect to each proposed lessee, user or purchaser to enable Buyer to make an informed judgment as to the prospective lessee's, user's or purchaser's creditworthiness, it being understood that any such information will be provided without any warranty as to the accuracy of such information.

                Buyer will notify Seller in writing prior to the seventh (7th) business day after Buyer receives the information described above of its approval of any or all of the transaction proposed by Seller. Failure to so notify Seller within such period of its approval of any proposed transaction will constitute disapproval of any transaction will be in Buyer's sole discretion.

                (f) Documentation. Upon the Remarketing of any Equipment, Seller
                    -------------
          will deliver promptly to Buyer, in the case of a cash sale, the executed contract for the sale of the Equipment and all other documents effecting or evidencing such

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          sale, and the collected sale proceeds immediately following such date of sale, and in the case of a re-lease or an installment sale:

                    (i) Each original executed lease, installment sale agreement or document of extension or renewal with respect to the Equipment;

                    (ii) All other documents, including executed financing
                statements in appropriate form for filing and releases of any Liens, necessary or appropriate to evidence and record Buyers title and interest in the Equipment, the Contract, all monies due under the Contract and all proceeds of all of the foregoing;

                    (iii) An executed assignment to Buyer of each lease or
                installment sale agreement

                    (iv) An installation certificate to the effect that such
                Equipment has been installed, is ready for use and has been unqualifiedly accepted by the lessee purchaser or user;

                    (v) A letter in the form attached hereto to the Agreement as
                Exhibit A to each purchaser or lessee signed by an authorized representative of Seller notifying such purchaser or lessee of the assignment to Buyer of Seller's rights under the lease or installment sales agreement.

                (g) Rates. In establishing rental or sales rates for the
                    -----
          Remarketing of any item of Equipment, Seller shall apply rates that, in its best commercial judgment, are the most favorable rates obtainable for equipment of the same type. Seller shall not offer any credits or discounts to lessees or purchasers of Off-Lease Equipment.

                (h) Remarketing Proceeds. All proceeds of any Remarketing, net
                    --------------------
          of sales, use, property, excise, ad valorem, or similar taxes ("Remarketing Proceeds") shall be Buyer's property and shall, if
          ------------------------
          received by Seller, be immediately remitted to Buyer by Seller, in the form in which they were received. However, Seller will be entitled to receive such of its documented out-of-pocket costs as have been approved by Buyer and incurred in connection with the Remarketing of such Equipment, but in no event will the aggregate of such amounts (exclusive of Equipment transportation costs) recoverable by Seller with respect to any item of Equipment exceed thirty percent (30%) of the Remarketing Proceeds for such Equipment.

                (i) Communications With Obligors. Buyer may communicate directly
                    ----------------------------
          with an Obligor, lessee or user of Equipment if Seller fails to perform any of its Remarketing duties with respect to the Equipment.

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                (j) Brokers, Termination of Remarketing. With respect to any
                    -----------------------------------
          Off-Lease Equipment and with prior notice to Seller, Buyer may arrange sales to brokers or dealers. If Buyer arranges a sale of such Equipment and notifies Seller before Seller Remarkets such Equipment to an end-user, Buyer will be free to conclude such sale. Further, if any item of Equipment subject to Remarketing due to the occurrence of an Obligor Default is Off-Lease for a period of ninety (90) days or more, or if any item of Equipment subject to Remarketing due to any other reason is Off-Lease for a period of sixty (60) days or more, Buyer may, upon ten (10) days prior written notice, notify Seller of Buyer's intention to Remarket such Equipment. If Seller fails to Remarket the item within such ten (10) days, Buyer or its designee may remarket such item of Equipment on its own behalf. In the event Buyer arranges a sale of Equipment to a broker or dealer or undertakes to remarket any Equipment, Seller shall only be entitled to receive payment of its permitted costs and expenses as provided under Section 3(h). Seller will not be entitled to any other compensation in connection with the Remarketing of such Equipment and all Remarketing Proceeds will be for the Buyer's account. Notwithstanding any sale to a broker or dealer or any undertaking to remarket by Buyer, Seller agrees that it will make available to Buyer and to any lessee, purchaser or user of Equipment, at prevailing commercial rates, all services, parts, attachments, maintenance and upgrades as it generally makes available to owners or users of similar equipment.

               (k) Overseas Transactions. If conversion of the Equipment to a
                   ---------------------
          different model or modification of the Equipment to allow its use in any country other than the United States is required in connection with any remarketing, Seller will undertake such conversion, with Buyer's prior written approval, but the cost thereof will be paid by Buyer. Buyer may require that some or all of such Off-Lease Equipment be transported by Seller to destinations outside the United States. In the event Buyer requests that Equipment be transported outside the United States, then Buyer will be responsible for the costs of such transportation.

     4.   Application of Remarketing Proceeds: Revenue Sharing. All REMARKETING
          -----------------------------------------------------
     PROCEEDS DERIVED FROM THE REMARKETING OF EQUIPMENT COVERED BY THIS RESTATED SUPPLEMENT net of any costs payable to Seller under Section 5(h), will be applied in an inverse order of maturity against the unpaid Investment Balance for the Equipment. Provided that Seller continues to Remarket Equipment which is subject to this Restated Supplement; after the Investment Balance for such Equipment has been reduced to zero, all Remarketing Proceeds, and other proceeds received by Buyer from or on account of such Equipment and/or related Contracts shall be payable as follows and in the following order:

          (a) To the payment of all unpaid sums due and payable to Buyer from Seller; then

          (b) 30% to Buyer and 70% to Seller.

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BINDING EFFECT; RATIFICATION. This Restated Supplement shall be binding upon and
----------------------------
inure to the benefit of Buyer and Seller and their respective permitted successors and assigns. Buyer and Seller each acknowledge that the Master Agreement is in full force and effect and ratify the same. Except as specifically provided to the contrary under this Restated Supplement, the Master Agreement shall apply to and govern all purchases made under this Restated Supplement.

HOLOGIC INC.                         SANWA BUSINESS CREDIT CORPORATION
("Seller")                           ("Buyer")


By:  /s/ Glenn P. Muir               By:  /s/ Thomas P. McGlinch
----------------------                    ----------------------
Title: Vice President/Treasurer           Title: Vice President



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